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Exhibit 99.1



NEWS RELEASE

AUBURN, Alabama, November 21, 2000 --- On November 14, 2000, Auburn National Bancorporation's (The "Company") September 30, 2000 Form 10-Q was erroneously filed by the Company's EDGAR service provider before it was finally reviewed by the Company, and before completion of the limited review by the Company's independent auditors under Statement on Auditing Standards No. 71 ("SAS No. 71"). The Company authorized our EDGAR service provider to transmit Form 12b-25 "Notification of Late Filing" on November 14, 2000 but did not authorize the transmittal of the Company's Form 10-Q. The Company's senior management and board of directors are continuing to review the Company's loan portfolio, including a report by the bank's independent credit review service. KPMG LLP, the Company's independent auditors, will be asked by management to complete its limited SAS No. 71 review of the financial information included in the Form 10-Q, as it may be amended, for the quarter ended September 30, 2000. Accordingly, as these matters are completed, the Company expects to file an amended Form 10-Q, which may reflect additional provisions for loan losses for the quarter ended September 30, 2000, and which provisions would reduce the Company's reported earnings for such period.

Under the Private Securities Litigation Reform Act of 1995, certain of the statements contained in this press release regarding Auburn National Bancorporation, Inc.'s business and financial performance which are not historical facts may constitute "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the section entitled "Special Cautionary Notice Regarding Forward-Looking Statements" in the Company's Annual Report on Form 10-KSB for the most recently ended fiscal year.



For additional information, contact  E. L. Spencer, Jr.